Exhibit 99.1

PRESS RELEASE

600 East Greenwich Avenue
West Warwick, Rhode Island 02893 USA

For Immediate Release                                                                                March 19, 2013

Contact:    Everett V. Pizzuti, CEO
     Joseph P. O’Connell, CFO
     Astro-Med, Inc.
     (401) 828-4000
     www.Astro-Medinc.com

Astro-Med, Inc. Announces Record Fourth Quarter and Full FY 2013 Results

West Warwick, RI, March 19, 2013 -- Astro-Med, Inc. (NASDAQ:ALOT) reports Net Income on a GAAP basis of $7,489,000, equal to $1.00 per diluted share, on sales of $16,186,000, for the Fourth Quarter ended January 31, 2013.  For the corresponding period of the previous year, the Company reported Net Income of $854,000 on a GAAP basis, equal to $0.11 per diluted share, on sales of $15,810,000. Net Income in the Fourth Quarter includes the gain on the sale of the Company’s Grass Technologies (GT) business segment on an after tax basis of $6,216,000 or $0.83 per diluted share.

Net Income on a GAAP basis for the twelve month period of fiscal year 2013 was $10,620,000,  equal to $1.42 per diluted share on sales of $61,224,000.  For the previous year the Company earned $3,132,000, equal to $0.42 per diluted share, on annual sales of $60,724,000.

GAAP requires the Company to report Grass Technologies financial results as a Discontinued Operation due to the sale of the Grass Technologies business segment during the Fourth Quarter of FY 2013.  Therefore, Astro-Med’s GAAP Fourth Quarter and Annual Results exclude Grass Technologies Business Segment for all periods presented.  The Company has also presented its financial results for the Fourth Quarter and the Twelve Month period of FY 2013 on a Non-GAAP basis including the GT business segment, as the Company believes that the presentation of these results including GT operations provides meaningful supplemental information to both management and investors that is indicative of the Company’s operating results across reporting periods.  A reconciliation between the Company’s results on a GAAP and Non-GAAP basis for the periods reported is included in a table at the end of this release. The non-GAAP financial results for the Fourth Quarter are as follows:

•	Sales for the Fourth Quarter achieved a record at $21,860,000. For the prior year Fourth Quarter the Company reported sales of $20,429,000.
•	Gross Profits on Fourth Quarter sales were $9,341,000 with a margin of 42.7%. For the comparable Fourth Quarter in the prior year, Gross Profits were $8,367,000, reflecting a margin of 41.0%.
•	Operating Income in the Fourth Quarter was $2,186,000, earning a margin of 10.0% on sales. Operating Income in the prior year Fourth Quarter was $1,630,000, representing a margin of 8.0% of sales.

On a Non-GAAP basis, including the sales of Grass Technologies, the Company’s annual financial results are as follows:

•	Sales reached a record level of $80,419,000 for FY 2013. In the previous year, the Company reported annual sales of $79,193,000.
•	The Company achieved Gross Profit on those sales of $33,851,000, with a margin of 42.1%. In the prior year, the Company reported Gross Profit of $31,783,000, reflecting a margin of 40.1% on sales.
•	Annual Operating Income for the current year was $6,845,000, earning a margin of 8.5%, while Operating Income in the previous year was $4,598,000, representing a margin of 5.8%.

Commenting on the FY 2013 results, Everett V. Pizzuti, Chief Executive Officer, stated: “We are very pleased with the Company’s financial results in the Fourth Quarter and for the Fiscal Year ended January 31, 2013.  In addition to the record Non-GAAP sales and earnings, we also achieved record Bookings in FY 2013 of $82,024,000, a 9.3% increment over the prior year’s Bookings, excluding the divested North Carolina label business.  Each of our business segments, including Test & Measurement, QuickLabel Systems and Grass Technologies reported growth rates in FY 2013 as customer demand for our product lines was solid.

"We are especially pleased with the response to the QuickLabel Systems' new color label printer, Kiaro!, where strong demand was evident in both our domestic and international channels.  QuickLabel Systems achieved double digit growth in sales during FY 2013 as revenues reached $43,588,000, a 10.4% increase over the prior year’s QuickLabel Systems revenues adjusted for the divestiture of the North Carolina label business.  We also realized healthy demand for the Ruggedized Products, which reported a 19.9% increase in sales during the current fiscal year.  Although the GT business has been a profitable contributor to Astro-Med’s earnings historically, we believe the opportunities for the Company’s strategic growth and improved profitability center on the QuickLabel Systems and Test & Measurement Ruggedized product lines."

Astro-Med management will continue to focus on improved profitability of the Company’s operations by continuing to implement a number of value strategies, including Lean/Sigma manufacturing practices and order processing.

The Company manages a solid Balance Sheet with a strong cash position, efficient working capital assets, an organization and capital capable of expanding successfully the business profile of Astro-Med globally.”

Conference Call on Wednesday, March 20, 2013 at 11:00 am Eastern Daylight Savings Time

The Fourth Quarter conference call will be held on Wednesday, March 20, 2013 at 11:00 AM EDT.  It will be broadcast in real time on the Internet through the Investing section of our website. We invite you to log on and listen in real time on March 20th, or to participate in the conference call by dialing 877-941-8609 with passcode 4595050.  Following the live broadcast, an audio webcast of the call will be available for ten days at www.Astro-MedInc.com.  A conference call replay will also be available for ten days by dialing 800-358-3474 with passcode 4595050.

ASTRO-MED, INC.
 Consolidated Statements of Operations
In Thousands Except for Per Share Data
(Unaudited)

	Three-Months Ended		Twelve-Months Ended
	January 31, 2013	January 31, 2012	January 31, 2013	January 31, 2012
Net Sales	$16,186	$15,810	$61,224	$60,724
Gross Profit	6,187	5,821	$23,728	22,071
	38.2%	36.8%	38.8%	36.3%
Operating Expenses:
Selling	3,169	3,016	12,412	12,777
General & Administration	1,235	1,076	4,574	3,962
Research & Development	1,050	1,100	3,816	4,323
	5,454	5,192	20,802	21,062
Divestiture of Asheboro Operations	-	(681)	-	(681)
Operating Income (Expense)	733	(52)	2,926	328
	4.5%	(0.3%)	4.8%	0.5%

Other Income (Expense), Net	16	(64)	(41)	316

Income (Loss) from Continuing Operations Before Taxes	749	(116)	2,885	644

Income Tax Provision (Benefit) for Continuing Operations	143	(169)	844	(98)

Income from Continuing Operations	606	53	2,041	742

Income from Discontinued Operations, net of taxes	667	801	2,363	2,390

Gain on Sale of Discontinued Operations, net of taxes	6,216	-	6,216	--

Income from Discontinued Operations	6,883	801	8,579	2,390

Net Income	$7,489	$854	$10,620	$3,132

Earnings Per Share – Basic:
Net Income per share from Continuing Operations	$0.08	$0.01	$0.28	$0.10
Net Income per share from Discontinued Operations	$0.94	$0.11	$1.16	$0.33
Net Income per share - Basic	$1.02	$0.12	$1.44	$0.43

Earnings Per Share – Diluted:
Net Income per share from Continuing Operations	$0.08	$0.01	$0.27	$0.10
Net Income from Discontinued Operations	$0.92	$0.10	$1.15	$0.32
Net Income per share - Diluted	$1.00	$0.11	$1.42	$0.42

Weighted Average Number of Common Shares - Basic	7,345	7,395	7,396	7,325
Weighted Average Number of Common Shares - Diluted	7,485	7,447	7,483	7,429

Dividends Declared Per Common Share	$0.14	$0.07	$0.35	$0.28

Selected Balance Sheet Data
In Thousands
(Unaudited)

	As of January 31, 2013	As of January 31, 2012
Cash & Marketable Securities	$39,508	$23,040
Current Assets	$70,460	$55,436
Total Assets	$79,895	$67,062
Current Liablities	$13,765	$8,272
Shareholders’ Equity	$63,690	$55,663

Reconciliation of Non-GAAP Adjustments
In Thousands
(Unaudited)

	Three-Months Ended		Twelve-Months Ended
	January 31, 2013	January 31, 2012	January 31, 2013	January 31, 2012

GAAP based results
Sales	$16,186	$15,810	$61,224	$60,724

Non-GAAP adjustments:
Grass Technologies Sales	5,674	4,619	19,195	18,469
Non-GAAP Sales	$21,860	$20,429	$80,419	$79,193

GAAP based results:
Gross Profit	$6,187	$5,821	$23,728	$22,071

Non-GAAP adjustments:
Grass Technologies-Gross Profit	3,154	2,546	10,123	9,712

Non-GAAP Gross Profit	$9,341	$8,367	$33,851	$31,783

GAAP based results:
Operating Income (Loss)	$733	$(52)	$2,926	$328

Non-GAAP adjustments:
Grass Technologies-Operating Income	1,453	1,001	3,919	3,589

Loss on Sale of Asheboro	-	681	-	681
Non-GAAP Operating Income	$2,186	$1,630	$6,845	$4,598

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About Astro-Med, Inc.

Astro-Med, Inc. is a leading manufacturer of specialty high tech printing systems and data acquisition products.  The products include color label printers and consumables sold under the QuickLabel Systems brand as well as rugged printers for avionics applications and data acquisition recorders sold under the Astro-Med brand. Astro-Med, Inc. is a member of the Russell Microcap® Index.  Additional information is available by visiting www.Astro-MedInc.com.

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Safe Harbor Statement

This news release contains forward-looking statements, and actual results may vary from those expressed or implied herein.  Factors that could affect these results include those mentioned in Astro-Med’s FY2012 annual report and its annual and quarterly filings with the Securities and Exchange Commission.